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                                   Exhibit 21

                              LIST OF SUBSIDIARIES



                      Virtue of California, Inc. (INACTIVE)
                      2027 Harpers Way
                      Torrance, CA 90501

                      Delkay Plastics (INACTIVE)
                      2027 Harpers Way
                      Torrance, CA 90501

                      Virco Inc.
                      2027 Harpers Way
                      Torrance, CA  90501

                      Virco Mgmt. Corporation
                      2027 Harpers Way
                      Torrance, CA  90501